EXHIBIT 4.1
                                                               -----------

                                                         Execution Version

                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

                           VOTING AGREEMENT
                           ----------------

      This Agreement dated as of May 31, 2006 is entered into by and among Touchstone Applied Science Associates, Inc., a Delaware corporation (the "Company"), the persons and entities listed on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers") and the persons and entities listed on Exhibit B hereto (individually, a "Stockholder" and collectively, the "Stockholders").

                               RECITALS:
                               ---------

      A.	The Purchasers are purchasing, concurrently herewith,
certain shares of capital stock of the Company pursuant to the Series A-1 Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement");

      B.	The Stockholders are currently stockholders of the
Company, each of whom (i) is the beneficial owner and controls the vote of the Shares set forth on Exhibit B; and (ii) will benefit from the consummation of the transactions contemplated by the Purchase Agreement; and

      C.	The Purchasers, the Stockholders and the Company wish
to provide for the Purchasers representation on the Board of Directors of the Company (the "Board of Directors") in the manner set forth below.

      In consideration of the mutual covenants contained herein and the consummation of the sale and purchase of shares of capital stock of the Company pursuant to the Purchase Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1.        BOARD OF DIRECTORS.
                ------------------

            (a)	Until the next annual meeting of stockholders of
the Company, the Company shall be governed by a Board of Directors consisting of not less than seven nor more than ten members (each a "Director"). Without the consent of the Purchaser Directors (as hereinafter defined), the number of Directors constituting the full Board of Directors shall not be increased beyond ten; without the consent of the Company Directors (as hereinafter defined), the number of Directors constituting the full Board of Directors shall not be reduced below seven. Regular meetings of the Board shall be held at least two times per year, on a semi-annual basis.

            (b)	Notwithstanding the provisions of Section 1(a)
above, the Company agrees that it, concurrent with the next annual meeting of the stockholders of the Company, the Company shall take all necessary actions to reduce the maximum number of Directors constituting the full Board of Directors to nine.
From and after such annual meeting, without the consent of the Purchaser Directors (as hereinafter defined), the number of Directors constituting the full Board of Directors shall not be increased beyond nine.

      2.        NOMINATION AND ELECTION OF DIRECTORS.
                ------------------------------------

            (a)	For so long as the Purchasers own at least
833,333 shares of Series A-1 Convertible Preferred Stock of the Company or the equivalent shares of Common Stock of the Company if converted, the Purchasers shall have the right to nominate up to a maximum of three Directors (each, a "Purchaser Director"). Two of the Purchaser Directors shall initially be David L. Warnock and Donald W. Hughes. The third Purchaser Director shall be named at a later date.

            (b)	The Company agrees that it shall cause the Board
of Directors to endorse the nominees designated by the Purchasers pursuant to Section 2(a) to serve as Directors. The Board of Directors (other than the Purchaser Directors) shall have the right to nominate no less than four nor more than seven Directors (each a "Company Director"), to serve until their respective successors are elected and qualified, provided, that at such time as the number of Directors constituting the Board of Directors is reduced to nine directors, the Board of Directors (other than the Purchaser Directors) shall have the right to nominate no less than four nor more than six Directors.

            (c)	On the date hereof and at each annual meeting of
stockholders of the Company or any special meeting called for the purpose of electing directors of the Company or at such other time or times as directors may be elected in accordance with the Company's By-Laws and the General Corporation Law of the State of Delaware, the Purchasers and the Stockholders agree to cast all of their Shares in favor of the nominees for Directors nominated pursuant to paragraphs (a) and (b) hereof, and for no other persons. As used in this Agreement, the term "Shares" shall mean and include any and all shares of capital stock of the Company (including Common Stock, Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock), by whatever name called, which carry voting rights and shall include any such shares now owned or subsequently acquired by a Purchaser or a Stockholder, however acquired, including without limitation stock splits and stock dividends.

            (d)	So long as each of Cahill, Warnock Strategic
Partners Fund, L.P. and Strategic Associates, L.P. are entitled to elect two directors to the Board of Directors pursuant to that certain Investor Rights Agreement, dated as of September 4, 1998, the Purchasers shall be required to designate the same two directors designated by each of Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. (who are initially David L. Warnock and Donald W. Hughes) as directors pursuant to Section 2(a).

      3.        REMOVAL.  The Purchaser Directors shall at all times
                -------
have the right to recommend the removal, with or without cause, of a Purchaser Director only, and the Company Directors shall at all times have the right to recommend the removal, with or without cause, of a Company Director only. If a Director's removal shall have been recommended in accordance with the preceding sentence, then the Board of Directors shall take such corporate actions as may be required under the Company's By-Laws and the General Corporation Law of the State of Delaware to effect such removal and the Purchasers and Stockholders shall cast all of their Shares in favor of such removal.

      4.        VACANCY.  If any vacancy occurs in the Board of
                -------
Directors because of the death, disability, resignation, retirement or removal of a Purchaser Director, then the Purchasers shall nominate a successor, and the Board of Directors shall vote to elect such successor to the Board of Directors, or if a vote of the stockholders of the Company is held, the (a) Board of Directors shall recommend to the stockholders that such successor be elected to the Board of Directors; and (b) Purchasers and Stockholders shall cast all of their Shares in favor of the nominees for Directors nominated by the Purchasers, and for no other persons. If any vacancy occurs in the Board of Directors because of the death, disability, resignation, retirement or removal of a Company Director, then the Company Directors shall either (i) nominate a successor, and the Board of Directors shall vote to elect such successor to the Board, or if a vote of the stockholders of the Company is held, the Board of Directors shall recommend to the stockholders that such successor be elected to the Board of Directors, or (ii) decide expressly not to fill such vacancy at such time.

      5.        TERMINATION.  This Agreement shall terminate and
                -----------
thereafter be of no force and effect, except as set forth below, upon the earlier to occur of the following:

            (a)	The Purchasers shall cease to own beneficially at
least 833,333 shares of Series A-1 Convertible Preferred Stock of the Company or the equivalent shares of Common Stock of the Company if converted (the "Purchaser Shares"); or

            (b)	The closing of a Company Sale (as defined in the
Investor Rights Agreement of even date herewith among the Company and the Purchasers).

      6.        NO REVOCATION.  The voting agreements contained herein
                -------------
are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 5 or 9(f) hereof. Nothing in this Section 6 shall be construed as limiting the provisions of Section 5 or 9(f) hereof.

      7.        RESTRICTIVE LEGEND.  All certificates representing
                ------------------
Shares as owned or hereafter acquired by the Purchasers, Stockholders or any transferee of any of them bound by this Agreement shall have affixed thereto a legend substantially in the following form:

      "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN THE VOTING AGREEMENT, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE REGISTERED OWNER OF THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY."

      8.        OBLIGATIONS BINDING ON TRANSFEREES.  Any person or
                ----------------------------------
entity to which Purchaser Shares, Registrable Shares (as defined in the Investor Rights Agreement) or Shares are transferred by a Purchaser or a Stockholder, as the case may be, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were a Purchaser or Stockholder hereunder, as the case may be; and no Purchaser or Stockholder shall transfer any Purchaser Shares, Registrable Shares or Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of this Agreement.

      9.        GENERAL.
                -------

            (a) SEVERABILITY.  The invalidity or unenforceability
                ------------
of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (b) SPECIFIC PERFORMANCE.  In addition to any and all
                --------------------
other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company and the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

            (c) GOVERNING LAW.  This Agreement shall be governed
                -------------
by and construed in accordance with the General Corporation Law of the State of Delaware (without reference to the conflict of law provisions thereof), and to the extent a matter is not addressed by the General Corporation Law of the State of Delaware, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to the conflict of laws provisions thereof).

            (d) NOTICES.  All notices, requests, consents and
                -------
other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to the Company, at 4 Hardscrabble Heights, PO Box 382, Brewster, NY 10509-0382 Attention: President, Facsimile: 1-845-277-8115, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy (which shall not constitute notice) to Vedder, Price, Kaufman & Kammholz, P.C., 805 Third Avenue, New York, NY 10022-2023, Attention: Steven R. Berger, Esq., Facsimile: (212) 407-7799; or

If to a Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto, with a copy (which shall not constitute notice) to Wilmer Cutler Pickering Hale and Dorr LLP, Attention: Gregory J. Ewald, Esq., 1600 Tysons Boulevard, Suite 1000, McLean, VA 22102, Facsimile No. (703) 251-9797.
If to a Stockholder, at its address set forth on Exhibit B, or at such other address as may have been furnished in writing by such Stockholder to the other parties hereto.

      Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy or first class mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 9(d).

            (e) COMPLETE AGREEMENT.  This Agreement constitutes
                ------------------
the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            (f) AMENDMENTS AND WAIVERS.  This Agreement may be
                ----------------------
amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchasers holding Shares representing at least 50% of the voting power of all Shares then held by Purchasers and the Stockholders, voting together. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 9(f) shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            (g) PRONOUNS.  Whenever the context may require, any
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pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            (h) COUNTERPARTS; FACSIMILE SIGNATURES.  This
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Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This
Agreement may be executed by facsimile signatures.

            (i) SECTION HEADINGS AND REFERENCES.  The section
                -------------------------------
headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

                    (signature page follows)


IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                  COMPANY:
                                  -------

                                  TOUCHSTONE APPLIED SCIENCE
                                  ASSOCIATES, INC.

                                  By: /s/ LINDA G. STRALEY
                                      ------------------------
                                          Linda G. Straley
                                          Secretary

                                  PURCHASERS:
                                  ----------

                                  CAMDEN PARTNERS STRATEGIC
                                  FUND III, L.P.

                                  By:    Camden Partners Strategic III, LLC,
                                         its General Partner

                                  By: Camden Partners Strategic Manager, LLC, its Managing Member

                                  By:   /s/ DONALD W. HUGHES
                                        -----------------------------
                                  Name:  Donald W. Hughes
                                  Title: Managing Member

                                  CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.

                                  By:    Camden Partners Strategic III, LLC,
                                         its General Partner

                                  By: Camden Partners Strategic Manager, LLC, its Managing Member

                                  By:    /s/ DONALD W. HUGHES
                                         ----------------------------
                                  Name:  Donald W. Hughes
                                  Title: Managing Member


                                  STOCKHOLDERS:
                                  ------------

                                  CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
                                  By:    CAHILL WARNOCK STRATEGIC
                                         PARTNERS, L.P.,
                                         its sole General Partner

                                  By:    /s/ DONALD W. HUGHES
                                         -----------------------------
                                  Name:  Donald W. Hughes
                                  Title: General Partner


                                  STRATEGIC ASSOCIATES, L.P.
                                  By:    CAHILL WARNOCK STRATEGIC
                                         PARTNERS, L.P., its sole General
                                         Partner

                                  By:    /s/ DONALD W. HUGHES
                                         -----------------------------
                                  Name:  Donald W. Hughes
                                  Title: General Partner


                            /s/ ANDREW L. SIMON
                            -------------------------------
                                Andrew L. Simon

                            /s/ LINDA G. STRALEY
                            -------------------------------
                                Linda G. Straley

                            /s/ MICHAEL D. BECK
                            -------------------------------
                                Michael D. Beck

                                  EXHIBIT A

                             List of Purchasers
                             ------------------

Name and Address
----------------

CAMDEN PARTNERS
STRATEGIC FUND III, L.P.
c/o: Camden Partners Holdings LLC
500 East Pratt Street,
Suite 1200
Baltimore, MD 21202

CAMDEN PARTNERS
STRATEGIC FUND III-A, L.P.
c/o: Camden Partners Holdings LLC
500 East Pratt Street,
Suite 1200
Baltimore, MD 21202

                                  EXHIBIT B

                             List of Stockholders
                             --------------------

Name                                                 Number of Shares held
----                                                 ---------------------

Cahill, Warnock Strategic Partners
Fund, L.P.
500 East Pratt Street,
Suite 1200
Baltimore, MD 21202

Strategic Associates, L.P.
500 East Pratt Street,
Suite 1200
Baltimore, MD 21202

Andrew L. Simon                                    93,263 shares owned of record
c/o  Touchstone Applied Science
Associates, Inc.
4 Hardscrabble Heights,
PO Box 382
Brewster, NY 10509-0382


Linda G. Straley                                   50,694 shares owned of record
c/o  Touchstone Applied Science
Associates, Inc.
4 Hardscrabble Heights,
PO Box 382
Brewster, NY 10509-0382

Michael D. Beck                                    94,750 shares owned of record
c/o  Touchstone Applied Science
Associates, Inc.
4 Hardscrabble Heights,
PO Box 382
Brewster, NY 10509-0382